EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: SANDY PFAFF
415-633-3224
spfaff@peppercom.com

BANK OF MARIN BANCORP REPORTS RECORD THIRD QUARTER EARNINGS INCREASE OF 34%
MAINTAINS HEALTHY CREDIT QUALITY AND ENHANCES CAPITAL STRENGTH

NOVATO, CA, October 19,  2009 – Bank of Marin Bancorp (“Bancorp”, NASDAQ: BMRC) announced 2009 third-quarter earnings of $3.6 million, up $906 thousand, or 33.6%, from the same period a year ago, and up $468 thousand, or 14.9% from the second quarter of 2009. Diluted earnings per share were $0.68 in the third quarter of 2009, up sixteen cents, or 30.8% from the third quarter of 2008, and up eight cents, or 13.3% from the second quarter of 2009.

“We are pleased to achieve the highest quarterly earnings in our history this quarter,” said Russell A. Colombo, President and Chief Executive Officer. “Our business success is based on our consistent execution on the fundamentals of responsible, solid banking which has been particularly important in this challenging economic environment.”

Bancorp also provided the following highlights on its operating and financial performance for the third quarter of  2009:

●	Strong loan growth of $80.8 million, or 9.6%, over a year ago; total loans of $919.8 million at September 30, 2009.

●	Solid deposit growth of $100.1 million, or 11.8%, over a year ago; total deposits of $949.3 million at September 30, 2009.

●	Bank of Marin opened its thirteenth full service branch in Greenbrae, California.

●	Credit quality remains strong: non-performing loans totaled $6.0 million, or 0.7% of Bancorp’s loan portfolio at September 30, 2009.

●	A robust net interest margin of 5.18% in the third quarter.

●	The third quarter efficiency ratio improved to 53.02%, down from 55.11% in the same quarter last year and 60.11% in the preceding quarter.

●	Bancorp’s total risk-based capital ratio grew to 12.1% at September 30, 2009, up fifty basis points from a year ago.

“Our capital growth allows us to withstand fluctuations in an uncertain economy and is a reflection of our overall strength,” said Christina J. Cook, Chief Financial Officer.  “We are pleased to continue to exceed regulatory standards for well-capitalized institutions.”

Loans and Credit Quality

Total loans reached $919.8 million at the end of third quarter, representing growth of $80.8 million or a 9.6% increase from the same time last year. The mix of loans reflects an increase in home equity lines of credit as a percentage of total loans, as well as a slight decrease in commercial real estate loans as a percentage of total loans.

Non-performing loans totaled $6.0 million, or 0.7% of Bancorp’s loan portfolio at September 30, 2009 compared to $5.9 million or 0.6% at June 30, 2009 and $823 thousand a year ago. Accruing loans past due 30 to 89 days declined to $4.4 million at September 30, 2009, down from $7.2 million and $10.2 million at June 30, 2009 and September 30, 2008, respectively.  The allowance for loan losses of $11.1 million is equivalent to 184% of non-performing loans. The allowance for loan losses as a percentage of loans totaled 1.21% at September 30, 2009 compared to 1.11% a year ago. The increase in the allowance for loan losses as a percentage of loans reflects an increased allowance factor for residential subdivision land loans.

Deposits

Total deposits grew $100.1 million or 11.8% over a year ago. New deposit account openings during the first nine months of 2009 increased 17% over the same period in 2008. Early in September 2009, Bank of Marin opened the new Greenbrae branch, which has generated over $5 million in deposits in its first month of operation. Non-interest bearing deposits totaled 26.0% of total deposits at September 30, 2009 and have provided sturdy and low-cost funding for Bancorp’s operations.

“Our healthy deposit growth is a reflection of the confidence and trust our customers continue to place in us,” said Colombo. “By solidifying our footprint in Marin with a new branch in Greenbrae, we are well positioned to increase market share.”

Earnings

Earnings for the nine-month period ended September 30, 2009 totaled $10.0 million, an increase of $606 thousand, or 6.5%, over the same period a year ago.  Diluted earnings per share for the nine-month period ended September 30, 2009 totaled $1.66, compared to $1.79 for the same period a year ago.  The earnings per common share for the nine-month period ended September 30, 2009 were reduced by $0.25 resulting from Bancorp’s early repurchase of the preferred stock that had been issued under the TCPP1 and dividends on the preferred stock. Further, earnings reflected a special assessment imposed by the FDIC2 on all banks of $496 thousand in the second quarter of 2009, which reduced diluted earnings per share by $0.06 for the nine-month period ended September 30, 2009.

Net interest income of $13.3 million in the quarter ended September 30, 2009 increased $1.0 million, or 8.3%, from the same period last year, and the year-to-date amount for 2009 increased $3.7 million, or 10.3% from the same period last year. The increases reflect growth in interest-earning assets and a reduced cost of funds, partially offset by decreased loan yields primarily due to a lower-rate environment. The tax-equivalent net interest margin was 5.18% in the third quarter of 2009 compared to 5.35% in the third quarter of 2008 and 5.16% in the first nine months of 2009 compared to 5.43% in the first nine months of 2008. Decreases in the tax-equivalent net interest margin were primarily due to the downward re-pricing of our loan portfolio in a declining rate environment and to a lesser extent, interest foregone on non-accrual loans (representing a nine-basis point and a eight-basis point impact on the net interest margin in the quarter and nine months ended September 30, 2009, respectively).

Non-interest income totaled $1.3 million in the third quarter of 2009, an increase of $137 thousand or 11.5% from the same period last year. Excluding the $457 thousand pre-tax non-recurring gain on the sale of Visa Inc. shares in the first quarter of 2008 discussed below, non-interest income of $3.8 million for the first nine months of 2009 remained relatively unchanged from the same period last year.

Non-interest expense totaled $7.8 million in the third quarter of 2009 and $23.9 million in the first nine months of 2009.  Excluding the first quarter 2008 reversal of the $242 thousand Visa Inc. litigation liability discussed below, non-interest expense in the first nine months of 2009 increased $2.1 million, or 9.7%, from the same period a year ago. The increase reflected $1.1 million more in FDIC premiums related to a significantly higher FDIC premium assessment rate (including a special assessment of 5 basis points on total assets minus Tier 1 capital as of June 30, 2009) and increased deposits levels. The increase also reflects higher personnel and occupancy costs associated with branch expansion, operational losses, increased legal fees in connection with our participation and termination in the TCPP program, as well as costs associated with non-accrual loans, partially offset by lower data processing and other professional costs.

_________________________________

1) The U.S. Department of the Treasury Capital Purchase Program.  In March 2009, Bancorp repurchased all 28,000 shares of preferred stock issued under the The U.S. Department of the Treasury (the “Treasury”) Capital Purchase Program on December 5, 2008.  A total of $28.2 million was paid to the Treasury, including accrued dividends of $179 thousand. Warrants that were issued to the Treasury as part of TARP to purchase 154,242 shares of common stock at a per share exercise price of $27.23 remain outstanding. On June 26, 2009, the Treasury issued guidance on the process banks can use to repurchase warrants under the TCPP. Bancorp currently does not intend to repurchase the warrants from the Treasury under these guidelines.

2) Federal Deposit Insurance Corporation

Net income for the first nine months of 2008 included a pre-tax non-recurring gain of $457 thousand recorded in the first quarter related to the mandatory redemption of a portion of Bank of Marin’s shares in Visa Inc., and the reversal of a pre-tax charge of $242 thousand that was originally recorded in the fourth quarter of 2007, for the potential obligation to Visa Inc. in connection with certain litigation indemnifications provided to Visa Inc. by Visa member banks. These two non-recurring items positively impacted diluted earnings per share for the first nine months of 2008 by $0.08.

About Bank of Marin Bancorp

Bank of Marin Bancorp's assets currently exceed $1 billion. Bank of Marin, as the sole subsidiary of Bancorp, operates thirteen branch offices in California and a commercial loan production office in San Francisco. The Bank's Administrative offices are located in Novato, California and its Wealth Management Services are located in Greenbrae, Novato and Petaluma, California. Bank of Marin is included in the Russell 2000 Small-Cap Index, is recognized as one of thirty top performing small-cap banks by Sandler O'Neill + Partners, and has received the highest five star rating from Bauer Financial for 41 consecutive quarters. (www.bauerfinancial.com). Bank of Marin has been recognized as one of the "Best Places to Work in the Bay Area" and one of the “Top Corporate Philanthropists” by the San Francisco Business Times.

Forward Looking Statements

This release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp’s earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, the current financial turmoil in the United States and abroad, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting Bancorp’s operations, pricing, products and services. These and other important factors are detailed in various securities law filings made periodically by Bancorp, copies of which are available from Bancorp without charge. Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

BANK OF MARIN BANCORP
FINANCIAL HIGHLIGHTS
Year To Year Comparison
September 30, 2009

(dollars in thousands, except share data;  unaudited)

THIRD QUARTER	QTD 2009	QTD 2008	CHANGE	% CHANGE

NET INCOME	$3,601	$2,695	$906	33.6%

DILUTED EARNINGS PER COMMON SHARE	$0.68	$0.52	$0.16	30.8%

RETURN ON AVERAGE ASSETS (ROA)	1.29%	1.10%	0.19%	17.3%

RETURN ON AVERAGE EQUITY (ROE)	13.46%	11.37%	2.09%	18.4%

EFFICIENCY RATIO	53.02%	55.11%	(2.09%)	(3.8%)

TAX-EQUIVALENT NET INTEREST MARGIN	5.18%	5.35%	(0.17%)	(3.2%)

NET CHARGE-OFFS TO AVERAGE LOANS	0.01%	0.12%	(0.11%)	(93.1%)

YEAR TO DATE	YTD 2009	YTD 2008	CHANGE	% CHANGE

NET INCOME	$9,963	$9,357	$606	6.5%

DILUTED EARNINGS PER SHARE	$1.66	$1.79	$(0.13)	(7.3%)

RETURN ON ASSETS (ROA)	1.23%	1.35%	(0.12%)	(8.9%)

RETURN ON EQUITY (ROE)	11.89%	13.55%	(1.66%)	(12.3%)

EFFICIENCY RATIO	55.63%	54.39%	1.24%	2.3%

TAX-EQUIVALENT NET INTEREST MARGIN	5.16%	5.43%	(0.27%)	(5.0%)

NET CHARGE-OFFS TO AVERAGE LOANS	0.20%	0.14%	0.06%	41.9%

AT PERIOD END	September 30, 2009	September 30, 2008	CHANGE	% CHANGE

TOTAL ASSETS	$1,126,529	$984,739	$141,790	14.4%

TOTAL DEPOSITS	$949,291	$849,228	$100,063	11.8%

TOTAL LOANS	$919,844	$839,007	$80,837	9.6%

TOTAL NON-PERFORMING LOANS	$6,049	$823	$5,226	635.0%

TOTAL ACCRUING LOANS 30-89 DAYS PAST DUE	$4,418	$10,214	$(5,796)	(56.7%)

LOAN LOSS RESERVE TO LOANS	1.21%	1.11%	0.10%	9.0%

LOAN LOSS RESERVE TO NON-PERFORMING LOANS	1.8	x	11.3	x	(9.5	)x	(84.1%)

NON-PERFORMING LOANS TO TOTAL LOANS	0.66%	0.10%	0.56%	570.9%

STOCKHOLDERS' EQUITY	$107,416	$94,673	$12,743	13.5%

BOOK VALUE PER SHARE	$20.55	$18.43	$2.12	11.5%

TOTAL CAPITAL TO ASSETS	9.54%	9.61%	(0.07%)	(0.7%)

TOTAL RISK BASED CAPITAL RATIO-BANK*	12.0%	11.4%	0.60%	5.3%

TOTAL RISK BASED CAPITAL RATIO-BANCORP*	12.1%	11.6%	0.50%	4.3%

*Current period estimated

BANK OF MARIN BANCORP CONSOLIDATED STATEMENT OF CONDITION at September 30, 2009, June 30, 2009 and September 30, 2008

(in thousands, except share data; unaudited)	September 30, 2009	June 30, 2009	September 30, 2008

Assets
Cash and due from banks	$63,589	$46,376	$20,464
Fed funds sold	---	300	---
Cash and cash equivalents	63,589	46,676	20,464

Investment securities
Held to maturity, at amortized cost	30,163	30,655	20,542
Available for sale (at fair market value; amortized cost $79,850, $75,012 and $73,405 at September 30, 2009, June 30, 2009 and September 30, 2008, respectively)	81,841	76,365	73,348
Total investment securities	112,004	107,020	93,890

Loans, net of allowance for loan losses of $11,118, $10,135 and $9,271 at September 30, 2009, June 30, 2009 and September 30, 2008, respectively	908,726	899,479	829,736
Bank premises and equipment, net	8,257	7,883	8,558
Interest receivable and other assets	33,953	33,301	32,091

Total assets	$1,126,529	$1,094,359	$984,739

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest bearing	$246,968	$237,571	$215,307
Interest bearing
Transaction accounts	89,355	88,353	80,723
Savings and money market	454,759	437,713	449,303
CDARS® reciprocal time	55,535	60,234	16,776
Other time	102,674	98,734	87,119
Total deposits	949,291	922,605	849,228

Federal funds purchased and Federal Home Loan Bank borrowings	55,000	55,000	28,600
Subordinated debenture	5,000	5,000	5,000
Interest payable and other liabilities	9,822	8,167	7,238

Total liabilities	1,019,113	990,772	890,066

Stockholders' Equity
Common stock, no par value
Authorized - 15,000,000 shares
Issued and outstanding - 5,226,993 shares, 5,205,538 shares, and 5,136,267 shares at September 30, 2009, June 30, 2009 and September 30, 2008, respectively	53,635	53,047	50,527
Retained earnings	52,626	49,755	44,179
Accumulated other comprehensive income (loss), net	1,155	785	(33)

Total stockholders' equity	107,416	103,587	94,673

Total liabilities and stockholders' equity	$1,126,529	$1,094,359	$984,739

BANK OF MARIN BANCORP CONSOLIDATED STATEMENT OF OPERATIONS for the three months ended September 30, 2009, June 30, 2009 and September 30, 2008

(in thousands, except per share amounts; unaudited)	September 30, 2009	June 30, 2009	September 30, 2008

Interest income
Interest and fees on loans	$13,860	$13,623	$13,833
Interest on investment securities
Securities of U.S. Government agencies	794	809	892
Obligations of state and political subdivisions (tax exempt)	285	287	187
Corporate debt securities and other	176	115	91
Interest on Federal funds sold	1	3	25
Total interest income	15,116	14,837	15,028

Interest expense
Interest on interest bearing transaction accounts	31	31	93
Interest on savings and money market deposits	821	817	1,833
Interest on CDARS® reciprocal time deposits	186	183	50
Interest on other time deposits	378	397	562
Interest on borrowed funds	364	376	179
Total interest expense	1,780	1,804	2,717

Net interest income	13,336	13,033	12,311
Provision for loan losses	1,100	700	1,685
Net interest income after provision for loan losses	12,236	12,333	10,626

Non-interest income
Service charges on deposit accounts	456	432	417
Wealth Management Services	350	351	330
Other income	525	490	447
Total non-interest income	1,331	1,273	1,194

Non-interest expense
Salaries and related benefits	4,286	4,418	4,179
Occupancy and equipment	950	842	802
Depreciation and amortization	335	336	351
FDIC insurance	307	832	131
Data processing	400	392	480
Professional services	366	395	336
Other expense	1,132	1,385	1,163
Total non-interest expense	7,776	8,600	7,442
Income before provision for income taxes	5,791	5,006	4,378

Provision for income taxes	2,190	1,873	1,683
Net income	$3,601	$3,133	$2,695

Net income available to common stockholders	$3,601	$3,133	$2,695

Net income per common share:
Basic	$0.69	$0.61	$0.53
Diluted	$0.68	$0.60	$0.52

Weighted average shares used to compute net income per common share:
Basic	5,205	5,164	5,130
Diluted	5,274	5,214	5,209

Dividends declared per common share	$0.14	$0.14	$0.14

BANK OF MARIN BANCORP CONSOLIDATED STATEMENT OF OPERATIONS for the nine months ended September 30, 2009 and September 30, 2008

(in thousands, except per share amounts - unaudited)	September 30, 2009	September 30, 2008

Interest income
Interest and fees on loans	$40,945		$40,545
Interest on investment securities
Securities of U.S. Government agencies	2,471		2,641
Obligations of state and political subdivisions (tax exempt)	818		531
Corporate debt securities and other	292		258
Interest on Federal funds sold	4		138
Total interest income	44,530		44,113

Interest expense
Interest on interest bearing transaction accounts	86		277
Interest on savings and money market deposits	2,428		5,607
Interest on CDARS® reciprocal time deposits	550		55
Interest on other time deposits	1,188		1,962
Interest on borrowed funds	1,101		702
Total interest expense	5,353		8,603

Net interest income	39,177		35,510
Provision for loan losses	2,985		2,810
Net interest income after provision for loan losses	36,192		32,700

Non-interest income
Service charges on deposit accounts	1,323		1,253
Wealth Management Services	1,017		976
Net gain on redemption of shares in Visa, Inc.	---		457
Other income	1,501		1,489
Total non-interest income	3,841		4,175

Non-interest expense
Salaries and related benefits	13,050		12,372
Occupancy and equipment	2,569		2,363
Depreciation and amortization	1,021		996
FDIC insurance	1,456		366
Data processing	1,173		1,355
Professional services	1,184		1,161
Other expense	3,480		2,970
Total non-interest expense	23,933		21,583
Income before provision for income taxes	16,100		15,292

Provision for income taxes	6,137		5,935
Net income	$9,963		$9,357

Preferred stock dividends and accretion	$(1,299)	$	---
Net income available to common stockholders	$8,664		$9,357

Net income per common share:
Basic	$1.68		$1.82
Diluted	$1.66		$1.79

Weighted average shares used to compute net income per common share:
Basic	5,172		5,135
Diluted	5,224		5,224

Dividends declared per common share	$0.42		$0.42